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                                                                    Exhibit 10.8

                           SECOND AMENDMENT TO LEASE

     This SECOND AMENDMENT TO LEASE ("Second Amendment") is entered into this 30th day of October, 1998 by and between California State Automobile Association Inter-Insurance Bureau, an inter-insurance exchange ("Landlord") and CyberSource Corporation, a Delaware corporation ("Tenant").

                                   RECITALS:

     A. On or about August 20, 1996, the parties entered into that certain lease (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain office space in that building commonly known as Century Plaza, located at 550 S. Winchester Blvd., San Jose, California (the "Building") containing approximately 7,407 rentable square feet in Suite 300 with the right to expand to Suite 310 which contains an additional 2,700 rentable square feet.

     B. By First Amendment to Lease dated October 20, 1997, Landlord and Tenant confirmed Tenant's expansion into Suite 310 and Landlord also leased to Tenant certain expansion space adjacent to Tenant's initial 7,407 square feet consisting of 1,820 rentable square feet (the 11,927 square feet are referred to herein as the "Initial Premises").

     C.  Landlord and Tenant have now agreed to amend the Lease to lease to
Tenant: (i) Suite 306 consisting of 4,587 rentable square feet, commencing on or about December 1, 1998; and (ii) a portion of the second floor of the Building being vacated by Landlord consisting of approximately 7,018 rentable square feet (the "Second Floor Space"), commencing on or about February 1, 1999. Suite 306 and the Second Floor Space are referred to collectively as the "Additional Premises." The parties have agreed that the termination date of the Lease for the Initial Premises and the Additional Premises will be January 31, 2001, with options to extend the Lease as set forth in this Second Amendment.

     D. Landlord and Tenant have also agreed that Tenant will lease (i) Suite 100 consisting of 2,448 rentable square feet commencing on November 1, 1998 and ending on December 31, 1998; and (ii) Suite 610 consisting of 1,182 rentable square feet commencing (on November 1, 1998 and ending on January 31, 1999 (collectively, the "Temporary Premises"). Tenant will have the right to continue its tenancies of Suite 100 and of Suite 610 after their respective termination dates, on a month to month basis thereafter, as set forth in this Second Amendment.

     E. The parties now wish to set forth their agreements with respect to the Initial Premises, the Additional Premises and the Temporary Premises.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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     1. Capitalized Terms. All capitalized terms used herein will have the same meanings as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2. Delivery of Temporary Premises and Additional Premises: Landlord agrees to deliver possession of the Temporary Premises (Suite 100 and Suite 610) to Tenant on or about November 1, 1998. Landlord will deliver possession of Suite 306 to Tenant on or about December 1, 1998 and will deliver possession of the Second Floor Space to Tenant on or about February 1, 1999. The approximate rentable square footage figures set forth herein for the Temporary Premises and the Additional Premises are subject to verification by Tenant pursuant to the BOMA standard set forth in Section 1.05 of the Lease.

     3. Demising/Condition of Premises. With respect to the Second Floor Space, Landlord will construct, at its sole cost and expense, a perimeter demising wall. The demising wall will be clad with properly rated sheet rock, taped, sanded, patched, filled, dusted and ready to receive paint or other Tenant finish. Tenant will accept possession of the Additional Premises and the Temporary Premises on an "as-is" basis and acknowledges that: (a) any and all demolition of the existing improvements in such Additional Premises and Temporary Premises; and (b) the construction of any and all Tenant improvements (the "Tenant Improvements") in such Additional Premises and Temporary Premises will be at Tenant's sole cost and expense. All such demolition work and Tenant Improvements will be governed by Section 8.02 of the Lease.

     4. Term: (a) Section 3.01 of the Lease is hereby amended to provide that the term of the Lease for the Temporary Premises will commence on November 1, 1998 or on the date on which Landlord delivers possession of the Temporary Premises to Tenant, whichever last occurs. The term of the Lease for Suite 100 will end on December 31, 1998 and the term of the Lease for Suite 610 will end on January 31, 1999. On written notice to Landlord, which must be delivered prior to December 31, 1998 for Suite 100 and before January, 31, 1999 for Suite 610, Tenant may elect to continue its lease of the Suite 100 and of Suite 610 on a month to month basis upon the same terms and conditions as set forth in this Amendment. Thereafter, either party may terminate the Lease as to the Suite 100 and/or Suite 610 upon 30 days written notice to the other party.

        (b) Section 3.01 of the Lease is hereby amended to provide that: (i) the term of the Lease for Suite 306 of the Additional Premises will commence on December 1, 1998 or the date on which Landlord delivers possession of Suite 306 to Tenant, whichever last occurs; and (ii) the term of the Lease for the Second Floor Space will commence on February 1, 1999 or the date on which Landlord delivers possession of the Second Floor Space to Tenant, whichever last occurs.

        (c) Section 3.01 of the Lease is further amended to provide that the Lease for the Initial Premises and the Additional Premises will terminate on January, 31, 2001, subject to the Options to Extend provided for in Section 5 below.

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     5. Options to Extend: Section 3.02 of the Lease is hereby deleted. The parties agree that Tenant will have the right to extend the term of the Lease for the Initial Premises and the Additional Premises for 2 options of 3 years each. Tenant expressly agrees that, if it elects to exercise either option to extend the term of the Lease, it must extend the term of the Lease for both the
                                                                       ----
Initial Premises and the Additional Premises. Tenant must give written notice to Landlord of its intention to extend the Lease not less than 180 days prior to the expiration of the Term or the first extension period, as applicable. Upon exercise of such option by Tenant, the term of the Lease will be extended upon the same terms, covenants and conditions of the Lease, except that Base Rent will be adjusted as set forth in Section 3.03 of the Lease.

     6. Rent: Rent for the Initial Premises, the Additional Premises and the Temporary Premises are as set forth in Schedule 1 annexed hereto. This Section 6 supersedes the provisions of: (a) the Basic Lease Information annexed to the Lease; (b) the provisions of Article 4 of the Lease to the extent inconsistent with this Second Amendment and its Schedule 1; and (c) Section 5 of the First Amendment to Lease. Upon the execution of this Amendment, Tenant agrees to pay the first month's rent in advance for the Additional Premises and the Temporary Premises as follows:

                   Temporary Premises:      $10,5890
                  Additional Premises:
                   Second Floor Space:      $21,054
                            Suite 306:      $13,746

     7. Rent Enhancement: As additional consideration to Landlord for delivery of Suite 306 to Tenant on December 1, 1998, Tenant will pay to Landlord the sum of $10,000 upon delivery of Suite ' ) 06 to Tenant.

     8. Security Deposit: Landlord and Tenant agree that Landlord is currently holding $25,357.35 as a Security Deposit, as defined in Section 4.05 of the Lease. Upon execution of this Amendment, Tenant agrees to increase such security deposit by the following amounts:

                    Temporary Premises:   $10,890
                   Additional Premises:
                    Second Floor Space:   $21,054
                             Suite 306:   $13,746

The parties agree that the Security Deposit, as increased, will be held and applied as set forth in the Lease. The parties further agree that Landlord will return the Security Deposit for the Temporary Premises promptly upon Tenant's vacation of the Temporary Premises in accordance with Section 4.05 of the Lease.

     9. Parking: Landlord agrees that Tenant will receive 4 additional parking spaces in the Parking Lot appurtenant to the Building for each additional 1,000 rentable square feet leased.

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    10. Operating Expenses: Tenant's Share of Excess Operating Expenses
(currently 12.75%) will be increased as follows:

    With addition of the Temporary Premises - increased to 16.63%

    With the addition of Suite 3O6 - increased to 21.53%

    With the addition of the Second Floor Space - increased to 29.04%

Upon vacation of Suite 100 and/or Suite 610, Tenant's Share of Excess Operating Expenses will be appropriately reduced.

Tenant will pay Tenant's Share of Excess Operating Expenses in accordance with
Article 6 of the Lease.

    11. Base Year for Operating Expenses: For the purposes of calculating Tenant's Share of Excess Operating Expenses, a base year of 1998 will be used for the Temporary) and Additional Premises.

    12. Option to Expand: (a) Landlord hereby grants to Tenant the option ("Expansion Option") to further amend the Lease to expand its leased premises to include the balance of the second floor space currently occupied by Landlord that becomes available from time to time during the term of the Lease, as it may be extended. Landlord agrees to give Tenant written notice of Landlord's intended vacation of all or any portion of the second floor space. Tenant will have the right, within 10 days following receipt of Landlord's notice ("Landlord's Notice"), to accept or reject the entire portion of the second floor space then available (the "Available Space"). Tenant will be required to accept all of such Available Space then offered by Landlord.

        (b) If Tenant properly exercises the Expansion Option, the Available Space will be added to the Premises currently leased by Tenant under the Lease, as amended, effective as of the date the Available Space is delivered to Tenant in "as-is" condition. Landlord's Notice .,%,ill contain Landlord's good-faith estimate of the date the Available Space will be delivered to Tenant and will also specify the approximate number of rentable square feet being offered.

        (c) Tenant's lease of the Available Space will be on the same terms and conditions as set forth in the Lease; provided however that: (i) Tenant's Share of Excess Operating Expenses will be increased to take into account the additional rentable square footage of the Available Space and all figures in the Lease affected by the addition of the rentable square footage of the Available Space will be adjusted accordingly; and (ii) the monthly Base Rent for the Available Space will be for the then fair market rent for such space determined in accordance with Section 3.03 of the Lease.

        (d) The foregoing Subsections (a), (b) and (c) notwithstanding, upon receipt by Tenant of a written notice from Landlord that Landlord has elected to sell the Building, Tenant's right to exercise this Expansion Option will immediately terminate as

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to any Available Space which has not been accepted by Tenant prior to the date of receipt of such notice.

    13. No Further Modifications: Except as set forth in this Second Amendment, all of the terms and provisions of the Lease will apply and will remain unmodified and will continue in full force and effect.

     14. Conflict: The terms and provisions contained in t his Second Amendment will control in the event of a conflict or inconsistency between this Second Amendment and the Lease.

     15. Ratification: Tenant hereby ratifies, reaffirms and remakes as of the date hereof each and every term, covenant, provision, representation and warranty contained in the Lease as amended by the First Amendment to Lease and by this Second Amendment.

     Except as amended or modified herein, all terms and conditions of the Lease, as amended by First Amendment to Lease, will remain the same.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

"LANDLORD"                               "TENANT"

California State Automobile              CyberSource Corporation,
Association Inter-Insurance Bureau,      a Delaware corporation
an inter-insurance exchange




By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------

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                                   SCHEDULE 1

                                   BASE RENT
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Base Rent will be payable in equal monthly installments in advance on the first day of each calendar month during the Term of this Lease and any extensions. If the Term-of the Lease for the Additional Premises or the Temporary Premises begins or ends on a date other than the first or last day of a month, Base Rent for such month will be prorated on a per diem basis.


A.   Base Rent for the Temporary Premises will be as follows:

11/1/98 - 11/31/99 ($3.00 per rentable square foot) -$10,890.00/month
($32,670/total).

B.   Base Rent for Suite 306 will be as follows:

12/1/98 - 11/30/99 ($3.00 per rentable square foot) - $165,132/year
($13,746/month)

12/1/99 - 11/30/00 ($3.09 per rentable square foot) - $170,085/year
($14,173.83/month)

12/1/00 - 1/31/01 ($3.18 per rentable square foot) - $14,599.04/month
($29,198.09/total).

C.   Base Rent for the Second Floor Space will be as follows:

2/1/99 - 1/31/00 ($3.00 per rentable square foot) - $252,648.00/year
($21,054/month)

2/1/00 - 1/31/01 ($3.09 per rentable square foot) - $260,227.44/year
($21,685.62/month).

D.   Base Rent for the Initial Premises will be as follows:

8/24/99 - 8/31/00 - $300 per rentable square foot - $429,300/year
($35,775/month)

9/1/00 - 1/31/01 - $3.09 per rentable square foot - $36,848.25/month ($36,848.25 total).

E. Rent for the Initial Premises and the Additional Premises during the Options to Extend will be the Fair Market Rental Value for such premises, determined in accordance with Section 3.03 of the lease.

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